UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2022

COURSERA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40275	45-3560292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 E. Evelyn Ave. Mountain View, California	94041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 963-9884

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	COUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offices; Compensatory Arrangements of Certain Officers.

Effective as of October 1, 2022, Shravan K. Goli was promoted to Senior Vice President, Chief Operating Officer of Coursera, Inc. (“Coursera”).

Mr. Goli, age 52, most recently served as Senior Vice President, Chief Product Officer and Head of Consumer Revenue at Coursera beginning in April 2018. Prior to joining Coursera, Mr. Goli worked at DHI Group, Inc. where he served as President of Dice.com (predecessor of DHI Group, Inc.), an online job searching platform, from February 2013 until June 2017. Before that, Mr. Goli served as President and Chief Executive Officer of Dictionary.com, LLC, an online dictionary, from 2009 until 2013. Previously, Mr. Goli was the General Manager for Social Media Business at Slide, Inc., a software company, and also served as the General Manager for Yahoo! Video and the Head of Products for Yahoo! Finance at Yahoo! Inc., a web services company. Mr. Goli holds a Bachelor of Engineering in Computer Science from Osmania University, an M.S. in Computer Science from the University of Maryland and an M.B.A. from the University of Washington. Mr. Goli has also served as a director of NetGear, Inc. since August 2021 and as a member of the Nominating and Corporate Governance and Software and Subscription Committees.

In connection with Mr. Goli’s promotion, he will receive an annual base salary of $473,000 and be eligible to receive an annual target bonus equal to 80% of his base salary. Mr. Goli will also receive a restricted stock unit award valued at $10 million dollars, which will vest over a four-year period with six-and-a-quarter percent (6.25%) of the award vesting on Coursera’s first quarterly vesting date following the grant date, subject to his continued employment.

In connection with his appointment as Chief Operating Officer, Coursera expects to maintain its existing indemnification agreement with Mr. Goli. Mr. Goli will continue to be eligible to participate in the Company’s Executive Severance Plan, as amended on February 8, 2022, which may provide severance benefits to Mr. Goli in the event that he is terminated without cause in connection, or not in connection, with a change of control. Mr. Goli has no family relationships with any director, executive officer, or person nominated or chosen by Coursera to become a director or executive officer of Coursera. Mr. Goli is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COURSERA, INC.

Date: October 5, 2022	By:	/s/ Anne T. Cappel
Anne T. Cappel
Senior Vice President, General Counsel and Secretary